Exhibit 99.1

CallidusCloud Reports 34% SaaS Billings Growth on Record $30.7 Million Revenue
SaaS revenue grows 26%: Generates $5.2 million in Cash From Operations

PLEASANTON, Calif., October 31, 2013 — Callidus Software Inc. (NASDAQ: CALD), a leading provider of Cloud sales and marketing effectiveness software, today announced financial results for the third quarter ended September 30, 2013.

“I was very pleased with our Q3 performance. We enjoyed record SaaS bookings and record total revenue. We achieved record recurring revenue margins, a record 12 percent non-GAAP operating income, and our gross margins expanded once again,” said Leslie Stretch, President and CEO, CallidusCloud. “I’m excited about the opportunities ahead as we continue to innovate and bring new Cloud offerings to market.”

Financial Highlights for the Third Quarter 2013
Total revenue was $30.7 million for the third quarter, an increase of 28% over the prior year. Total recurring revenue was $21.1 million, which includes SaaS revenue of $17.1 million and maintenance revenue of $4.0 million. SaaS revenue increased 26% over the prior year and increased 8% sequentially from Q2 of this year. Services and other revenue of $8.8 million (net of a one-time benefit related to service revenue), increased 38% compared to the same quarter in the prior year.

GAAP Performance

•	Total gross margin was 62% compared to 50% in the same quarter prior year. Recurring revenue gross margin was 65% compared to 60% in the same quarter prior year.

•	Net loss was $1.4 million, or ($0.04) per share, compared to a net loss of $6.4 million, or ($0.18) per share, for the same period prior year.

•
Days Sales Outstanding (DSO) on a gross basis improved to 67 days from 85 days in the prior quarter. Adjusting for a $2.3 million increase in total deferred revenue, DSO on a net basis was 59 days compared to 71 days in the second quarter of 2013.

•	Cash and short term investments ended the quarter at $34.1 million, compared to $27.2 million in the second quarter of 2013.

•	Cash generated from operations was $5.2 million and $7.6 million for the current quarter and year to date 2013, respectively.

•	Deferred revenue increased to a record $49.6 million which represents a 48% year over year increase in SaaS deferred revenue.

Non-GAAP Performance

The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

•	Total gross margin was 65% compared to 56% for the same quarter in the prior year. Recurring revenue gross margin was 69% compared to 65% for the same quarter in the prior year.

•	Operating income was $3.7 million compared to an operating loss of $0.6 million for the same quarter in the prior year.

•	Net income was $3.3 million, or $0.07 per fully diluted share, compared to a net loss of $0.9 million, or ($0.03) per fully diluted share for the same quarter in the prior year.

Business Highlights for the Third Quarter 2013

•
Gartner research released the inaugural Magic Quadrant for the Sales Performance Management market. CallidusCloud is the leader in the Magic Quadrant based on our ability to execute and completeness of our vision.

•
CallidusCloud sponsored key industry events including the World Art Work Spotlight on Sales Compensation in Chicago, Boxworks in San Francisco, the AppDirect Partner Summit in San Francisco and the Blues Sales Compensation and Channel Performance Conference in Florida.

•
CallidusCloud was honored with 20 awards at the International Business Awards and the American Business Awards held in Barcelona, San Francisco and Chicago. Awards included Most Innovative Technology Company of the Year, Company of the Year, New Product of the Year, Marketing Team of the Year and Best Website.

•	CallidusCloud announced Thunderbridge, a new innovative Big Sales Data solution set to revolutionize critical sales decision making by providing industry specific data visualizations.

Financial Outlook for 2013 - Fourth Quarter and Full Year

For the fourth quarter of 2013, the Company expects total revenue to be between $28.0 to $29.0 million. GAAP operating loss is expected to be between $1.9 and $2.3 million with ($0.10) to ($0.11) GAAP loss per share. Non-GAAP operating income is expected to be between $1.6 and $2.2 million with $.03 to $.04 non-GAAP fully diluted earnings per share

For the full year of 2013 the Company expects total revenue to be between $110.2 to $111.2 million, representing an increase to previous guidance of $108.5 to $109.5 million. GAAP operating loss is expected to be between $12.0 and $12.4 million with ($0.48) to ($0.49) GAAP loss per share. Non-GAAP operating income is expected to be between $5.0 to $5.6 million with $0.06 and $0.07 non-GAAP fully diluted earnings per share. This represents an improvement from the prior guidance range of $3.5 to $4.5 million non-GAAP operating income for the year.

Preliminary Outlook for 2014

For the full year of 2014, the Company expects total revenue to be between $125.0 to $126.0 million, and is targeting SaaS revenue growth of over 25%.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the third quarter 2013 results and outlook for the fourth quarter 2013 and full year 2013. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 866-318-8614 (International callers: 617-399-5133)
Passcode: 23028297
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ:CALD), doing business as CallidusCloud, is a leading provider of cloud software. CallidusCloud® enables organizations to accelerate and maximize their lead to money process with sales and marketing effectiveness cloud software. CallidusCloud maximizes and accelerates sales and marketing processes for over 2,000 leading organizations. Small, medium and large enterprises across multiple industries and geographies rely on CallidusCloud for better marketing and smarter selling.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, restructuring, and patent litigation defense costs reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, and other risks detailed in  reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 925-251-2248, or from the Investor Relations section of CallidusCloud’s website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP net loss, and non-GAAP net loss per share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating CallidusClouds’ operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusClouds’ industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Our non-GAAP financial measures exclude stock-based compensation expense, a benefit from a purchase acquisition-related adjustment, restructuring expense, acquisition related expense, patent litigation defense cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2013. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft , ACom3, Salesforce Assessments, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

Press Contact:

Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Recurring	$21,119	$17,533	$60,359	$52,446
Services and other	9,559	6,392	21,791	17,273
Total revenues	30,678	23,925	82,150	69,719
Cost of revenues:
Recurring (1) (2)	7,303	6,989	21,687	22,434
Services and other (1) (2)	4,475	5,078	14,436	14,266
Total cost of revenues	11,778	12,067	36,123	36,700
Gross profit	18,900	11,858	46,027	33,019

Operating expenses:
Sales and marketing (1) (2)	8,981	8,322	24,516	23,544
Research and development (1) (2)	4,146	3,947	12,984	12,037
General and administrative (1) (2) (3) (4)	5,757	4,785	16,889	14,639
Acquisition related contingent consideration	-	50	-	(1,787)
Restructuring	141	(53)	1,699	561
Total operating expenses	19,025	17,051	56,088	48,994

Operating loss	(125)	(5,193)	(10,061)	(15,975)
Interest income and other income (expense) (5) (6)	(831)	(721)	(2,670)	(2,460)

Loss before provision (benefit) for income taxes	(956)	(5,914)	(12,731)	(18,435)
Provision (benefit) for income taxes (7)	457	444	1,700	213

Net loss	$(1,413)	$(6,358)	$(14,431)	$(18,648)

Net loss per share - basic and diluted
Net loss per share	$(0.04)	$(0.18)	$(0.38)	$(0.53)

Shares used in basic and diluted per share computation	38,648	35,853	37,873	35,070

(1) Stock-based compensation included in amounts above by category:
Cost of recurring	234	351	612	1,280
Cost of services	218	573	860	1,623
Sales and marketing	769	997	1,924	2,937
Research and development	384	477	1,317	1,376
General and administrative	939	1,024	3,632	3,701
Total stock-based compensation	2,544	3,422	8,345	10,917

(2) Acquisition, acquired and settlement related asset amortization
Cost of recurring	521	540	1,548	1,514
Cost of services	12	(6)	37	38
Sales and marketing	234	233	693	646
General and administrative	60	60	177	180
Total acquisition related asset amortization	827	827	2,455	2,378

(3) Acquisition related expense	-	183	-	820
(4) Patent litigation costs	341	166	1,002	786
(5) Interest expense on convertible notes	704	704	2,110	2,110
(6) Amortization of convertible note issuance costs	134	134	402	402
(7) Tax benefit from release of valuation allowance	-	-	-	(224)

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$25,192	$16,400
Short-term investments	8,886	12,771
Accounts receivable, net	23,304	22,567
Deferred income taxes	40	40
Prepaid and other current assets	7,761	6,718
Total current assets	65,183	58,496

Property and equipment, net	12,381	10,580
Goodwill	31,207	31,207
Intangible assets, net	18,083	21,196
Deferred income taxes, noncurrent	392	392
Deposits and other assets	3,243	2,872
Total assets	$130,489	$124,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,415	$4,705
Accrued payroll and related expenses	5,868	5,854
Accrued expenses	6,635	8,164
Deferred income taxes	944	944
Deferred revenue	42,054	35,483
Capital lease obligations	1,232	921
Total current liabilities	58,148	56,071

Deferred revenue, noncurrent	7,592	3,702
Deferred income taxes, noncurrent	345	160
Other liabilities	1,908	2,159
Capital lease obligations, noncurrent	1,460	8
Convertible notes	59,215	59,215
Total liabilities	128,668	121,315

Stockholders’ equity:
Common stock	39	34
Additional paid-in capital	268,228	255,331
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	161	239
Accumulated deficit	(252,177)	(237,746)
Total stockholders’ equity	1,821	3,428
Total liabilities and stockholders’ equity	$130,489	$124,743

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(14,431)	$(18,648)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,278	2,184
Amortization of intangible assets	3,621	3,818
Provision for doubtful accounts and service remediation reserves	846	188
Stock-based compensation	8,345	10,917
Release of valuation allowance	-	(350)
Gain on disposal of property and equipment	2	(6)
Amortization of convertible notes issuance cost	402	402
Net amortization on investments	63	310
Acquisition-related contingent consideration	-	(1,787)
Changes in operating assets and liabilities:
Accounts receivable	(1,583)	(7,627)
Prepaid and other current assets	(1,043)	(1,809)
Other assets	(773)	322
Accounts payable	(3,250)	(129)
Accrued expenses	1,517	741
Accrued payroll and related expenses	462	(267)
Accrued restructuring	(476)	37
Deferred revenue	10,461	1,635
Deferred income taxes	185	111
Net cash provided by (used in) operating activities	7,626	(9,958)

Cash flows from investing activities:
Purchases of investments	(5,634)	(16,536)
Proceeds from maturities and sale of investments	9,450	31,811
Purchases of property and equipment	(1,714)	(4,927)
Proceeds from disposal of property and equipment	-	6
Purchases of intangible assets	(634)	(4,485)
Acquisitions, net of cash acquired	-	(7,721)
Net cash provided by (used in) investing activities	1,468	(1,852)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,375	5,222
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units	(818)	(2,079)
Payment of consideration related to acquisitions	(3,078)	(1,160)
Repayment of debt assumed through acquisition	-	(30)
Payment of principal under capital leases	(1,709)	(887)
Net cash (used in) provided by financing activities	(230)	1,066
Effect of exchange rates on cash and cash equivalents	(72)	58
Net increase (decrease) in cash and cash equivalents	8,792	(10,686)
Cash and cash equivalents at beginning of period	16,400	17,383
Cash and cash equivalents at end of period	$25,192	$6,697

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Non-GAAP gross profit reconciliation

Gross profit	$18,900	$11,858	$46,027	$33,019

Profit margin, as a % of total revenues	62%	50%	56%	47%
Add back:
Non-cash stock-based compensation	452	924	1,472	2,903
Non-cash amortization of acquired intangible assets	533	534	1,585	1,552
Non-GAAP gross profit	$19,885	$13,316	$49,084	$37,474
Profit margin, as a % of total revenues	65%	56%	60%	54%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$13,816	$10,544	$38,672	30,012
Recurring revenue profit margin, as a % of recurring revenues	65%	60%	64%	57%
Add back:
Non-cash stock-based compensation	234	351	612	1,280
Non-cash amortization of acquired intangible assets	521	540	1,548	1,514
Non-GAAP Recurring revenue gross profit	$14,571	$11,435	$40,832	$32,806
Recurring revenue profit margin, as a % of recurring revenues	69%	65%	68%	63%

Non-GAAP operating expense reconciliation:

Operating expenses	$19,025	17,051	$56,088	48,994
Operating expenses, as a % of total revenues	62%	71%	68%	70%
Add back:
Non-cash stock-based compensation	(2,092)	(2,498)	(6,873)	(8,014)
Non-cash amortization of acquired intangible assets	(294)	(293)	(870)	(826)
Acquisition-related expense	-	(183)	-	(820)
Patent litigation and settlement costs	(341)	(166)	(1,002)	(786)
Acquisition-related adjustment	-	(50)	-	1,787
Restructuring	(141)	53	(1,699)	(561)
Non-GAAP Operating Expenses	$16,157	$13,914	$45,644	$39,774
Non-GAAP Operating expenses, as a % of total revenues	53%	58%	56%	57%

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(125)	(5,193)	$(10,061)	(15,975)
Operating loss, as a % of total revenues	0%	-22%	-12%	-23%
Add back:
Non-cash stock-based compensation	2,544	3,422	8,345	10,917
Non-cash amortization of acquired intangible assets	827	827	2,455	2,378
Acquisition-related expense	-	183	-	820
Patent litigation and settlement costs	341	166	1,002	786
Acquisition-related adjustment	-	50	-	(1,787)
Restructuring	141	(53)	1,699	561
Non-GAAP Operating income (loss)	$3,728	$(598)	$3,440	$(2,300)
Non-GAAP Operating income (loss), as a % of total revenues	12%	-2%	4%	-3%

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Non-GAAP net loss reconciliation:

Net loss	$(1,413)	$(6,358)	$(14,431)	(18,648)
Net loss, as a % of total revenues	-5%	-27%	-18%	-27%
Add back:
Non-cash stock-based compensation	2,544	3,422	8,345	10,917
Non-cash amortization of acquired intangible assets	827	827	2,455	2,378
Acquisition related expenses	-	183	-	820
Patent litigation and settlement costs	341	166	1,002	786
Acquisition-related adjustment	-	50	-	(1,787)
Restructuring	141	(53)	1,699	561
Interest expense on convertible notes	704	704	2,110	2,110
Amortization of convertible note issuance cost	134	134	402	402
Tax benefit from release of valuation allowance	-	-	-	(224)
Non-GAAP Net income (loss)	$3,278	$(925)	$1,582	$(2,685)
Non-GAAP Net income (loss), as a % of total revenues	11%	-4%	2%	-4%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.04)	(0.18)	$(0.38)	$(0.53)
Add back:
Non-cash stock-based compensation	0.07	0.10	0.22	0.30
Non-cash amortization of acquired intangible assets	0.02	0.02	0.06	0.07
Acquisition related expenses	-	0.01	-	0.02
Patent litigation and settlement costs	0.01	-	0.03	0.02
Acquisition-related adjustment	-	-	-	(0.05)
Restructuring	-	-	0.04	0.02
Interest expense on convertible notes	0.02	0.02	0.06	0.06
Amortization of convertible note issuance cost	-	-	0.01	0.01
Tax benefit from release of valuation allowance	-	-	-	-
Diluted shares impact on non-GAAP basis	(0.01)	-	(0.01)	-
Non-GAAP net income (loss) per diluted share	$0.07	$(0.03)	$0.03	$(0.08)

Basic and fully diluted shares reconciliation:

Basic shares	38,648	35,853	37,873	35,070
Add back:
Weighted average effect of dilutive securities	9,383	-	9,037	-
Diluted shares	48,031	35,853	46,910	35,070

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because of the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three months ended
December 31, 2013
	GAAP	Non-GAAP

Total Revenue	$28,000 - $29,000	$28,000 - $29,000
Operating Income (a)	$(2,300) - ($1,900)	$1,600 - $2,200
Net income (loss) per diluted share (c)	$(0.11) - ($0.10)	$0.03 - $0.04

Twelve months ended
December 31, 2013
	GAAP	Non-GAAP

Total Revenue	$110,200 - $111,200	$110,200 - $111,200
Operating Income (b)	$(12,400) - ($12,000)	$5,000 - $5,600
Net income (loss) per diluted share (c)	$(0.49) - ($0.48)	$0.06 - $0.07

(a)
Estimated non-GAAP amounts above for the three months ending December 31, 2013, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $825 - $875 thousand, estimated stock-based compensation expense of approximately $2.7 - $2.9 million, patent litigation and settlement costs of approximately $350 - $390 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2013, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.3 – $3.4 million, estimated stock-based compensation expense of approximately $11.0 - $11.3 million, patent litigation and settlement costs of approximately $1.35 - $1.45 million, and restructuring expense of approximately $1.7 - $1.9 million.

(c)	Non-GAAP EPS is on a fully diluted basis.